UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2009

RONSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-01031	22-0743290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Ronson Road, P.O. Box 3000, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 469-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RONSON CORPORATION
FORM 8-K INDEX

ITEM	PAGE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	1

ITEM 8.01 OTHER EVENTS	1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS	2

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty.  Forward-looking statements are based on current expectations of future events.  The Company cannot assure that any forward-looking statement will be accurate.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated.  Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties.  The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.

Item 1.01	Entry Into a Material Definitive Agreement.

On October 8, 2009, Ronson Corporation (the “Company”) and its wholly-owned subsidiaries, Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd., entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Zippo Manufacturing Company and its wholly-owned subsidiary, Nosnor, Inc. (together, “Zippo”), for the sale to Zippo of substantially all of the assets of the Company’s consumer products business (other than certain excluded assets including cash and cash equivalents).  The Asset Purchase Agreement provides for a purchase price of $11.1 million in cash (less certain credits to which the Purchasers will be entitled at closing and subject to certain post-closing adjustments as described in Sections 2.4 and 2.5 of the Asset Purchase Agreement).  A portion of the purchase price in the amount of $1.1 million will be held in escrow for a period of twelve months after closing to secure any indemnification claims against the Company.  Also, a portion of the purchase price in an amount to be determined prior to closing (but which may be in an amount up to $250,000) may be held in escrow to be used as a funding source for the Company’s environmental compliance obligations under applicable New Jersey law.  The consummation of the transaction is subject to the satisfaction of certain closing conditions, including, among other things, Zippo’s satisfactory completion of environmental due diligence, the Company’s receipt of the approval of its shareholders, all necessary third party consents and all approvals that may be required from the New Jersey Department of Environmental Protection prior to consummation of the transaction as well as other customary closing conditions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 1.01.  The Company's press release issued October 15, 2009 in the form attached as Exhibit 99.1 is incorporated by reference to this Item 1.01.

Item 8.01	Other Events.

On October 15, 2009, the Company issued a press release announcing the execution of an Asset Purchase Agreement with Zippo pursuant to which it contemplates the sale of the assets of Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:  The following exhibits are filed herewith:

No.	Description

10.1	Asset Purchase Agreement dated as of October 5, 2009 among Ronson Corporation, Ronson Consumer Products Corporation, Ronson Corporation of Canada Ltd., Zippo Manufacturing Company and Nosnor, Inc.

99.1	Press Release dated October 15, 2009, “Ronson Corporation Announces Agreement to Divest the Assets of its Consumer Products Subsidiaries in the USA and Canada”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RONSON CORPORATION

Date: October 15, 2009	By:	/s/Daryl K. Holcomb
Name: Daryl K. Holcomb
Title: Vice President, Chief Financial Officer and Controller

Exhibit Index

No.	Description

10.1	Asset Purchase Agreement dated as of October 5, 2009 among Ronson Corporation, Ronson Consumer Products Corporation, Ronson Corporation of Canada Ltd., Zippo Manufacturing Company and Nosnor, Inc.

99.1	Press Release dated October 15, 2009, "Ronson Corporation Announces Agreement to Divest the Assets of its Consumer Products Subsidiaries in the USA and Canada”